PIONEER TAX FREE INCOME FUND

               AMENDMENT TO THE AGREEMENT AND DECLARATION OF TRUST

                                       OF

                          PIONEER TAX FREE INCOME FUND

     The undersigned, being at least a majority of the Trustees of Pioneer Tax Free Income Fund, a Delaware statutory trust (the "Trust"), do hereby amend the Agreement and Declaration of Trust, dated June 16, 1994, as amended (the "Declaration"), as follows, such amendment to be effective on the date hereof:

     Pursuant to Article IX, Section 8 of the Declaration, Trustees hereby establish one additional class of shares of the Trust, which shall be designated Investor Class Shares.

     IN WITNESS WHEREOF, the undersigned being all the Trustees of the Trust have executed this instrument as of this 3rd day of August, 2004.


/s/ John F. Cogan, Jr                       /s/ Osbert M. Hood
--------------------------------------      ------------------------------------
John F. Cogan, Jr                           Osbert M. Hood


/s/ Mary K. Bush                            /s/ Marguerite A. Piret
--------------------------------------      ------------------------------------
Mary K. Bush                                Marguerite A. Piret


/s/ Richard H. Egdahl, M.D.                 /s/ Stephen K. West
--------------------------------------      ------------------------------------
Richard H. Egdahl, M.D.                     Stephen K. West


/s/ Margaret B.W. Graham                    /s/ John Winthrop
--------------------------------------      ------------------------------------
Margaret B.W. Graham                        John Winthrop

                                         The address of each Trustee is:

                                            c/o Pioneer Investment Management,
                                            Inc 60 State Street, Boston,
                                            Massachusetts 02109